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                                                                 EXHIBIT 4


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                             STOCKHOLDER AGREEMENT

                         dated as of January 27, 1997

                                  by and among

                          DENTSPLY International Inc.
                            Image Acquisition Corp.

                                      and

                                 Paul Devereaux

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                             STOCKHOLDER AGREEMENT

     AGREEMENT, dated as of January 27, 1997 by and among DENTSPLY International Inc. a Delaware corporation ("Parent"), Image Acquisition Corp, a Delaware corporation and a wholly owned subsidiary of Parent (the "Merger Sub"), and Paul Devereaux (the "Stockholder"). Except as otherwise defined herein, capitalized terms shall have the respective meanings given to them in the Merger Agreement.

                              W I T N E S S E T H:

     WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, the Merger Sub and New Image Industries, Inc., a Delaware corporation (the "Company"), have entered into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into the Company (the "Merger"); and

     WHEREAS, the Stockholder is executing this Agreement as an inducement for Parent and Merger Sub to enter into the Merger Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                            ARTICLE 1 -- DEFINITIONS

     1.1 For purposes of this Agreement:

         (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meaning of Section 13(d)(3) of the Exchange Act.

         (b) "Company Common Stock" shall mean the Common Stock, $.001 par value, of the Company.

         (c) "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

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                         ARTICLE 2 -- TENDER OF SHARES

     2.1 In order to induce Parent and Merger Sub to enter into the Merger Agreement, the Stockholder hereby agrees to validly tender (or cause the record owner of such shares to validly tender), and not to withdraw, pursuant to and in accordance with the terms of the Offer, the number of shares of Company Common Stock set forth opposite such Stockholder's name on Schedule I hereto and any shares of Company Common Stock acquired by such Stockholder in any capacity after the date hereof and prior to the termination of this Agreement whether upon the exercise of Stock Options, subject to Section 2.11 of the Merger Agreement, or Warrants, subject to Section 2.12 of the Merger Agreement, or by means of purchase, dividend, distribution or otherwise (such shares being referred to hereinafter collectively as the "Shares"), all of which are and will be Beneficially Owned by such Stockholder. The Stockholder hereby acknowledges and agrees that the obligation of Parent and Merger Sub to accept for payment and pay for the Shares in the Offer, including the Shares Beneficially Owned by such Stockholder, is subject to the terms and conditions of the Offer.

     2.2 The transfer by the Stockholder of the Shares to Merger Sub in the Offer shall pass to, and unconditionally vest in, Merger Sub good and valid title to the Shares, free and clear of all Liens.

     2.3 The Stockholder hereby permits Parent and Merger Sub to publish and disclose in the Offer Documents and, if approval or advisement of the Company's stockholders is required under applicable law, the Proxy Statement or Information Statement (including all documents and schedules filed with the SEC) its identity and ownership of the Company Common Stock and the nature of its commitments, arrangements and understandings under this Agreement.

                       ARTICLE 3 -- ADDITIONAL AGREEMENTS

     3.1 Voting Agreement. The Stockholder shall, at any meeting of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock, vote (or cause to be voted) the Shares (if any) then held of record or Beneficially Owned by such Stockholder,
(i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; and (ii) against any Acquisition Proposal and against any action or agreement that would impede, frustrate, prevent or nullify this Agreement, or result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which would result in any of the conditions set forth in Annex A to the Merger Agreement or set forth in Article VI of the Merger Agreement not being fulfilled. Notwithstanding anything in this Agreement to the contrary, the Stockholder, in his capacity as a director and/or officer of the

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Company, as the case may be, and in accordance with the Merger Agreement, may exercise his fiduciary duties with respect to the Company.

     3.2 No Inconsistent Arrangements. The Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, it shall not (i) transfer (which term shall include, without limitation, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of such Stockholder's Shares, Stock Options or Warrants or any interest therein, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Shares, Stock Options or Warrants or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to such Shares, Stock Options or Warrants, (iv) deposit such Shares, Stock Options or Warrants into a voting trust or enter into a voting agreement or arrangement with respect to such Shares, Stock Options or Warrants, or (v) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby or by the Merger Agreement.

     3.3 No Solicitation. The Stockholder hereby agrees, in its or his capacity as a stockholder of the Company, that neither the Stockholder nor any of its affiliates shall (and such Stockholder shall use its best efforts to cause its officers, directors, employees, representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Parent, any of its affiliates or representatives) concerning any Acquisition Proposal. The Stockholder will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. The Stockholder will immediately communicate to Parent the terms of any proposal, discussion, negotiation or inquiry such Stockholder, in its or his capacity as a stockholder of the Company, receives (and will disclose any written materials received by such Stockholder, in its or his capacity as a stockholder of the Company, in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry which it may receive in respect of any such transaction.

     3.4 Stock Options and Warrants. If the Stockholder holds Stock Options and/or Warrants to acquire shares of Company Common Stock, he shall, if requested by the Company, consent to the cancellation and conversion of his Company Options and/or Warrants in accordance with the terms of the Merger Agreement and shall execute all appropriate documentation in connection with such cancellation and conversion.

     3.5 Best Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement. Each party shall promptly consult

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with the other and provide any necessary information and material with respect to all filings made by such party with any Governmental Entity in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

     3.6 Waiver of Appraisal Rights. The Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that it or he may have.

                  ARTICLE 4 -- REPRESENTATIONS AND WARRANTIES
                               OF THE STOCKHOLDER

     The Stockholder hereby represents and warrants to Parent and Merger Sub as follows:

         (a) Ownership of Shares. The Shares, as of the date hereof, constitute all of the Shares Beneficially Owned by such Stockholder. With respect to the Shares, the Stockholder has sole voting power and sole dispositive power, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

         (b) Power; Binding Agreement. The Stockholder has the legal capacity, power and authority to enter into and perform all of the Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by the Stockholder will not violate any other agreement to which such Stockholder is a party including, without limitation, any voting agreement, proxy arrangement, pledge agreement, shareholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against such Stockholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby.

         (c) No Liens. Except as permitted by this Agreement, the Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all Liens, proxies, voting trusts or agreements, understandings or arrangements or any other rights whatsoever.

         (d) No Finder's Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

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         (e) Reliance by Parent. The Stockholder understands and acknowledges that Parent is entering into, and causing Merger Sub to enter into, the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

                           ARTICLE 5 -- STOP TRANSFER

     The Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

                            ARTICLE 6 -- TERMINATION

     The covenants and agreements set forth herein shall terminate upon the termination of the Merger Agreement in accordance with its terms.

                           ARTICLE 7 -- MISCELLANEOUS

     7.1 Notices. All notices and other communications hereunder shall be given by telephone and immediately confirmed in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) or overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a) if to Parent or Merger Sub:

             DENTSPLY International Inc.
             570 West College Avenue
             York, PA 17405
             Attention:

             With a copy to:

             Morgan, Lewis & Bockius LLP
             One Oxford Centre, 32nd Floor
             Pittsburgh, PA 15219-1417
             Attention: Marlee S. Myers, Esquire

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         (b) if to the Stockholder:

             Paul Devereaux
             c/o New Image Industries, Inc.
             2283 Cosmos Court
             Carlsbad, CA 92009

             With a copy to:

             Irell & Manella LLP
             1800 Avenue of the Stars, Suite 900
             Los Angeles, CA 90067-4276
             Attn: Derrick Boston

     7.2 Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. There are no third party beneficiaries of this Agreement and nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities.

     7.3 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by operation of law or otherwise, provided that Parent or Merger Sub may assign its rights and obligations hereunder to a direct or indirect subsidiary of Parent, but no such assignment shall relieve Parent or Merger Sub, as the case may be, of its obligations hereunder. Subject to the foregoing sentence, this Agreement will be binding upon, and inure to the benefit of, the parties and their respective successors and assigns.

     7.4 Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware, without giving effect to the conflicts of law principles thereof.

     7.5 Counterparts. This Agreement may be executed in one or more counterparts which together shall constitute a single agreement.

     7.6 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

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     IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this
Agreement to be executed as of the date first written above by their respective officers thereunder duly authorized.

                                    DENTSPLY INTERNATIONAL INC.

                                    By: /s/ Edward D. Yates
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                                            Edward D. Yates
                                            Senior Vice President

                                    IMAGE ACQUISITION CORP.

                                    By: /s/ Edward D. Yates
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                                            Edward D. Yates
                                            Senior Vice President

                                    Paul Devereaux

                                    /s/ Paul Devereaux
                                    ---------------------------------
                                        Paul Devereaux


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                                   SCHEDULE I

NAME OF STOCKHOLDER                     SHARES BENEFICIALLY OWNED

Paul Devereaux                          3909 options vested

                                        25,000 options vest on change of control